UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas	66211
(Address of principal executive office)	(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 9, 2013, YRC Worldwide Inc. (the “Company”) issued a press release announcing its continued execution of its refinancing plan and the receipt of an affirmative vote from local IBT leaders allowing the Company to begin the ratification process by which it will seek to extend the current Memorandum of Understanding to March 31, 2019 and gain additional operating flexibilities. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In light of the recent developments announced in the press release discussed above, the Company is updating Part I, Item 1A, Risk Factors, included within its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 21, 2013, and Part II, Item 1A, Risk Factors, of its Quarterly Reports on Form 10-Q for the three months ended March 31, 2013, June 30, 2013 and September 30, 2013, which were filed with the SEC on May 3, 2013, August 7, 2013 and November 12, 2013, respectively, by amending and restating the Risk Factors set forth below as follows:

If we are unable to extend our existing union agreements, we may be unable to refinance or restructure the portions of our debt which mature in 2014, which would have a material adverse effect on our business, financial condition and results of operations. Any deterioration in our relationship with our unions could also place us at a disadvantage relative to our nonunion competitors.

Virtually all of our operating subsidiaries have employees who are represented by the International Brotherhood of Teamsters (“IBT”). These employees represent the majority of our workforce at December 31, 2012. Salaries, wages and employee benefits compose over half of our operating costs.

Each of our YRC Freight, New Penn, and Holland subsidiaries employ most of their unionized employees under the terms of a common national master freight agreement with the IBT, as supplemented by additional regional supplements and local agreements, a significant majority of which will expire on March 31, 2015. On December 9, 2013, we announced that local IBT union leaders had voted to submit for employee ratification an agreement to extend our current IBT agreement by five years (the “IBT Agreement”). Approval of the IBT Agreement requires that 50% plus one of our bargaining unit employees vote in favor. We anticipate that the ratification process will be completed on January 8, 2014 and expect the IBT will announce results soon thereafter.

The effectiveness of the ratification is also conditioned on our retiring at least 90% of the aggregate outstanding principal amount of the 10.0% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”) through any combination of the following options: (i) by converting to equity, (ii) by retiring through the proceeds of one or more equity offerings or (iii) by setting aside a sufficient amount of cash to redeem at maturity. Additionally, the ratification is conditioned on our making reasonable efforts to refinance our amended and restated credit agreement, including our ABL first-out delayed draw term loan facility and our ABL last-out term loan facility, on terms that are better taken as a whole than are currently in existence.

There can be no assurance that our employees will ratify the IBT Agreement or, if they do, that we will otherwise be able to satisfy the other conditions to its effectiveness, many of which are outside of our control. If the IBT Agreement is not ratified or the other conditions are not satisfied, we may be unable to restructure or refinance the portions of our debt which will mature in September of 2014 and March of 2015. See “—Liquidity Risks—We face significant liquidity challenges in the near term, which could adversely affect our financial condition.” If we are unable to restructure or refinance our maturing debt, we will not have sufficient liquidity to repay the amounts owed. This would require us to restructure our entire capital structure, which would materially and adversely affect our financial condition and our ability to continue to operate our business in the ordinary course.

Our subsidiaries are regularly subject to grievances, arbitration proceedings and other claims concerning alleged past and current non-compliance with applicable labor law and collective bargaining agreements.

Neither we nor any of our subsidiaries can predict the outcome of any of these matters. These matters, if resolved in a manner unfavorable to us, could have a material adverse effect on our business, financial condition, liquidity and results of operations, and place us at a disadvantage relative to our nonunion competitors.

We face significant liquidity challenges in the near term, which could adversely affect our financial condition.

Our ability to continue as a going concern over the next twelve months is dependent on a number of factors, many of which are outside of our control. In the near term, we must repay or refinance our 6% Convertible Senior Notes prior to February 1, 2014 in order to comply with the terms of our Amended Credit Agreement and thereafter we will need to refinance or restructure our other debt obligations prior to their upcoming maturities in 2014 and 2015. We do not currently have sufficient liquidity to repay the 6% Convertible Senior Notes without raising additional capital. We believe that we will be unable to raise additional capital until the IBT Agreement becomes effective, which will require us to first satisfy the conditions to its effectiveness, which include, among other things, -retiring at least 90% of the aggregate outstanding principal amount of the Series A Notes and the Series B Notes. Many of these conditions are outside of our control, and there can be no assurance that we will be able to satisfy them.

Other factors affecting our ability to refinance or restructure our debt include:

•	achieving forecasted results in order to comply with covenants and other terms of our credit facilities so as to have access to the borrowings available to us under our credit facilities;

•	securing suitable lease financing arrangements to replace revenue equipment;

•	generating operating cash flows that are sufficient to meet the minimum cash balance requirement under our credit facilities, cash requirements for pension contributions to our single-employer pension plan and our multi-employer pension funds, cash interest and principal payments on our funded debt, payments on our equipment leases, letter of credit fees under our credit facilities and for capital expenditures or additional lease payments for new revenue equipment.

There can be no assurance that management will be successful or that such plans will be achieved.

If we are unable to satisfy the conditions to the IBT Agreement and thereafter raise additional capital to repay the 6% Convertible Senior Notes, we may be required to restructure our entire capital structure. Any such restructuring process could materially and adversely affect our financial condition and our ability to continue to operate our business in the ordinary course.

Future issuances of our common stock or equity-related securities in the public market could adversely affect the trading price of our common stock and the value of the convertible notes and our ability to raise funds in new stock offerings.

In the future, we may issue significant numbers of additional shares of our common stock to raise capital or in connection with a restructuring or refinancing of our maturing indebtedness. One of the conditions to the effectiveness of the IBT Agreement is that we -retire at least 90% of the aggregate outstanding principal amount of the Series A Notes and the Series B Notes, probably through a debt-for-equity exchange. Such an exchange would, if successful, substantially dilute the ownership of our existing stockholders. In the event we are unable to meet the conditions to effectiveness of the IBT Agreement, then we will likely need to restructure our entire capital structure. Such a restructuring process would, among other things, likely result in substantial dilution, or even the complete cancellation, of the ownership of our existing stockholders. We also cannot predict what the demand for our common stock will be following any debt-for-equity exchange, how many shares of our common stock will be offered for sale or be sold following any such exchange or the price at which our common stock will trade following any such exchange. Sales of a large number of shares of common stock after any such exchange could materially depress the trading price of our common stock.

In addition, shares of our common stock are reserved for issuance on conversion of our convertible notes, exercise of outstanding stock options and vesting of outstanding share units. As of September 30, 2013, we had outstanding options to purchase an aggregate of 834,400 shares of common stock, outstanding share units representing the right to receive a total of 766,900 shares of common stock upon vesting and an aggregate of 937,127 shares of our common stock was reserved for future issuance under our 2011 Incentive and Equity Award Plan (the “2011 Plan”). We have registered under the Securities Act all of the shares of common stock that we may issue upon the exercise of our outstanding options and the vesting of outstanding share units and on account of future awards made under the 2011 Plan. All of these registered shares can be freely sold in the public market upon issuance, except for shares issued to our directors and executive officers, which sales are subject to certain volume restrictions. If a large number of these shares are sold in the public market, the sales could reduce the trading price of our common stock.

We cannot predict the size of future issuances or the effect, if any, that such issuances may have on the market price for our common stock. Sales of significant amounts of our common stock or equity-related securities in the public market, or the perception that such sales may occur, could adversely affect prevailing trading prices of our common stock and the value of the convertible notes and could impair our ability to raise capital through future offerings of equity or equity-related securities. Further sales of shares of our common stock or the availability of shares of our common stock for future sale, including sales of our common stock by investors who view the convertible notes as a more attractive means of equity participation in our Company or in connection with hedging and arbitrage activity that may develop with respect to our common stock, could adversely affect the trading price of our common stock.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Stephanie D. Fisher

Stephanie D. Fisher
Vice President and Controller

Date: December 9, 2013